Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statements (Form S-3 Nos. 333-238063, 333-241680 and 333-253506) of Albireo Pharma, Inc., and
2.	Registration Statements (Form S-8 Nos. 333-144407, 333-168903, 333-180409, 333-215264, 333-222131, 333-226718, 333-228280, 333-233111, and 333-2535000) pertaining to equity incentive plans of Albireo Pharma, Inc;

of our report dated March 1, 2022, with respect to the consolidated financial statements of Albireo Pharma, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 1, 2022